EXHIBIT 10.7

2005 EXECUTIVE BONUSES

Employee	Corporate Title	2005 Bonuses

Jack Wauchope	President and Chief Executive Officer	$25,000
Davina Palazzo	EVP/Small Business Lender	$15,000
Leah Pauly	EVP/ Chief Credit Officer	$20,000
Karan Pohl	SVP/Chief Financial Officer	$3,000